Exhibit 99.1
FOR IMMEDIATE RELEASE
PRESS RELEASE
WESTWOOD ONE AND CBS RADIO ANNOUNCE
EXECUTION OF DEFINITIVE AGREEMENT
— Westwood One’s Directors Approve Agreements and Recommend
Shareholders Vote For Agreements —
New York, NY — October 2, 2007 — Westwood One, Inc. (NYSE: WON) announced today that it has entered into binding agreements (subject to shareholder ratification) with CBS Radio, Inc. documenting a new long-term arrangement through March 2017. Westwood One’s Management Agreement, Representation Agreement and other related programming agreements and distribution arrangements with CBS Radio were scheduled to expire on March 31, 2009.
David Dennis, Chair of the Company’s Strategic Review Committee, which led the negotiation process with CBS Radio, stated: “We are pleased to announce the execution of this new arrangement with CBS Radio. We believe the proposed transaction provides several benefits to the Company and its shareholders, including continued long-term distribution of Westwood One programming and products to major-market radio stations, compensation tied to delivery of audience and an extension of non-competition provisions through March 2010.” Gary Yusko, Westwood One’s Chief Financial Officer, added: “With the negotiation process behind us, we can move forward with solidifying our financial structure and exploring initiatives to enhance shareholder value.”
The Westwood One Board of Directors has approved this new arrangement and recommended it to Company shareholders for approval. The Company is presently working on a preliminary proxy statement which it anticipates filing with the SEC by November 10, 2007, and intends to submit definitive proxy materials to its shareholders at an annual meeting of shareholders to be held early in the first quarter of 2008 at which time the proposed agreements will be voted on by Company shareholders.
“We’re pleased to begin a new chapter in CBS Radio’s long-standing relationship with Westwood One,” said Dan Mason, President and Chief Executive Officer of CBS Radio. “From broadcasting local traffic across our owned stations, to CBS Radio News across the Westwood One network, CBS and Westwood create a content and distribution team that is unparalleled in the industry.”
The new agreements include the following highlights which will become effective upon ratification by shareholders and satisfaction of other closing conditions. A more complete description of the material terms of the arrangement will be included in a Form 8-K to be filed with SEC within the next few days. A detailed description of the entire arrangement will be included in the Company’s proxy statement.
•	Distribution: Under the terms of the agreements, the radio stations owned by CBS Radio will broadcast Westwood One commercial inventory, including that of the Network and Metro Networks divisions, through March 31, 2017 in exchange for certain programming and/or cash compensation. Any cash compensation to be paid to CBS’s radio stations will be tied to audience delivery (with respect to Network Inventory) and/or commercial inventory clearances (with respect to Network and Metro inventory). CBS Radio will receive cash incentives if the stations attain a high level of performance, and cash penalties will apply if a radio station’s performance falls below certain prescribed levels.

•	Programming: The News Programming Agreement, which provides Westwood One with the exclusive national radio syndication rights to CBS Radio News, will continue through March 31, 2017.

•	Management: The Management Agreement and Representation Agreement between Westwood One and CBS Radio will terminate. Westwood One will manage its business directly and separately from CBS Radio, and employ all of its officers. Employees of CBS Radio will resign from the Company’s Board. The provisions of the Management Agreement providing Westwood with: (i) a right of first refusal to syndicate CBS Radio programming will continue through March 2017 and (ii) certain non-competition and non-solicitation rights will continue through March 31, 2010 and 2012, respectively. In addition, as part of the termination of the historical arrangements between the companies, Westwood One and CBS Radio are releasing certain claims they may have against each other.

•	Equity/Securities: Westwood One will retire the existing 3,000,000 warrants held by CBS Radio in Westwood One. CBS Radio has agreed to a standstill on the sale of its Company common stock until December 31, 2007.
The foregoing arrangement is subject to the approval of Westwood One shareholders, which will require the affirmative vote of shareholders owning a majority of the shares of common stock and Class B stock, voting together (not including shares owned by CBS Radio or its affiliates), represented in person or by proxy at the shareholders’ meeting. Further conditions to closing include the Company having adequate financing to conduct its business operations and the Company paying all amounts owed to CBS prior to consummating the transaction.
UBS Investment Bank and Moelis Advisors, a division of Mercanti Securities, LLC, advised in connection with the renegotiation of the CBS agreement and are continuing to advise the Strategic Review Committee on strategic opportunities. In addition, the independent directors have engaged Korn Ferry to conduct a search for the Company’s next CEO. As previously announced by the Company, Peter Kosann, a CBS employee, will step down upon the completion of the transaction with CBS Radio.
About Westwood One
Westwood One (NYSE: WON) provides over 150 news, sports, music, talk, entertainment programs, features and live events. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Until consummation of the arrangement described in this press release, Westwood One will continue to be managed by CBS Radio. For more information please visit www.westwoodone.com.
CBS Radio is one of the largest major-market operators in the United States with stations covering news, alternative rock, country, FM talk, classic rock, oldies, JACK and urban formats, among others. A division of CBS Corporation, CBS Radio operates 144 Radio stations, the majority of which are in the nation’s top 50 markets. CBS Radio also has made aggressive moves to converge new and traditional media through creative programming and advanced delivery methods, including online streaming, HD Radio, mobile messaging and podcasting. Audio streams of more than 140 CBS Radio stations and custom channels are currently available online, and more than two thirds of the Company’s stations are broadcasting in HD digital Radio. Additionally, CBS Radio is home to 29 of the country’s leading sports franchises amongst MLB, the NFL, the NBA, the WNBA and the NHL, including the New York Yankees, New York Mets, Chicago White Sox, New England Patriots, New York Giants, Chicago Bears and the Detroit Red Wings. For more information on CBS Radio, please visit www.cbsradio.com.
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; significant modifications to the Company’s agreements with CBS Corporation; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ending December 31, 2006. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
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Contact:
Gary J. Yusko
212-373-5311